UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 31, 2004

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously reported on Applied Imaging Corp.’s Form 8-K filed on December 3, 2004, Applied Imaging Corp. issued a press release announcing its plan of succession for its Chief Executive Officer. Pursuant to this previously announced plan of succession, Carl Hull, the Company’s Chief Executive Officer resigned on December 31, 2004. Mr. Hull was also the Company’s principal executive officer. The Company entered into a severance agreement and release with Mr. Hull which is attached hereto as Exhibit 99.1.

Effective on January 1, 2005, Mr. Robin Stracey, the Company’s President and Chief Operating Officer, replaced Mr. Hull and assumed the position of President and Chief Executive Officer. Mr. Stracey also became the Company’s principal executive officer.

Mr. Stracey, 45, joined the Company in November, 2003 as President and Chief Operating Officer. Mr. Stracey has over 20 years of diagnostic and life sciences experience, and an extensive international operating background. Prior to joining Applied Imaging, Mr. Stracey was the Vice President and General Manager of the Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation from April 2002 to October 2003, where he was responsible for all aspects of a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. From November 1999 to September 2001, Mr. Stracey was a Corporate Vice President of Dade Behring and the General Manager of Syva Inc., a subsidiary of Dade Behring and a leading supplier of specialized diagnostic reagents. Mr. Stracey has a BSc degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Mr. Stracey has previously entered into an employment letter agreement on October 10, 2003 (filed as an exhibit to the Company’s Form 10-K/A on June 7, 2004) that provides for severance benefits in the event of involuntary termination. In the case of a change of control of the Company, the employment letter agreement provides for full vesting of certain outstanding stock options. Mr. Stracey is employed “at-will” and his employment may be terminated at any time by either the Company or Mr. Stracey.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Severance Agreement and Release by and between Carl Hull and Applied Imaging Corp.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President and Chief Executive Officer

Date: January 3, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Severance Agreement and Release by and between Carl Hull and Applied Imaging Corp.

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